Exhibit 99.1

PRESS RELEASE

EMCORE Announces Definitive Agreement to Acquire the L3Harris Space and Navigation Business

ALHAMBRA, CA, February 15, 2022 (GLOBE NEWSWIRE) -- EMCORE Corporation (Nasdaq: EMKR), a leading provider of advanced mixed-signal products that serve the aerospace & defense, communications, and sensing markets, announced today that it has entered into a definitive agreement to acquire the assets and liabilities of the L3Harris (NYSE: LHX) Space and Navigation Business for approximately $5 million in an all-cash transaction. EMCORE will host a conference call to discuss the acquisition on February 15, 2022. See conference call information below.

“L3Harris Space and Navigation designs and builds some of the most accurate Navigation products in the world. This acquisition expands our Fiber Optic Gyroscope (FOG) product portfolio into the Strategic Grade and Space-Qualified markets. We will also gain a technical team with a sterling track record of development and production of high-performance FOGs, Ring Laser Gyros (RLGs), and reaction wheels,” said Jeff Rittichier, President and CEO of EMCORE. This acquisition further solidifies EMCORE’s position as one of the largest independent inertial navigation providers in the industry. This is an excellent fit strategically for EMCORE, bringing Space and Navigation’s strong brand, inertial technology, and important program wins. It also expands EMCORE’s market reach into launch vehicle and space satellite markets, both of which are seeing significant growth,” added Mr. Rittichier.

“The L3Harris Space and Navigation team will provide EMCORE with the capability to accelerate expansion into a true navigation grade FOG business with superior performance and accuracy compared to competitors,” commented Albert Lu, Senior Vice President and General Manager, Aerospace and Defense for EMCORE. “Combining this business into EMCORE will allow us to provide customers with an expanded product suite that serves a broader range of requirements across both the tactical and navigation grade segments of the market.”

Highlights of the transaction are as follows:

•	Expands EMCORE’s inertial navigation product portfolio and addressable market, accelerating growth and contributing additional revenue
•	Includes Master Supply Agreements (MSAs) for the BoRG (Booster Rate Gyro) and TAIMU (Tri-Axial Inertial Measurement Unit) launch vehicle programs and creates partnership opportunities with L3Harris to expand our mutual business together
•	EMCORE to be added as a preferred supplier to L3Harris divisions for future business opportunities
•	Adds a complete set of capabilities to design and test for space applications

o    Shock, vibration, and thermal shock measurement equipment

o    X-ray capability and vacuum chambers

•	Includes a large number of rate tables that can serve multiple product applications
•	Expected to create material operating synergies in engineering, manufacturing, and sales
•	Expected to be non-GAAP EPS accretive

Through the transaction, EMCORE will acquire all the intellectual property, and outstanding assets and liabilities of the L3Harris Space and Navigation business, including the 110,000 square foot leased production facility in Budd Lake, NJ. The consummation of the transaction is subject to customary closing conditions and is currently expected to close in the quarter ending June 30, 2022.

Conference Call Information

The company will host a conference call Tuesday, February 15, 2022, at 9:00 a.m. ET (6:00 a.m. PT). President & Chief Executive Officer, Jeff Rittichier and Chief Financial Officer, Tom Minichiello will discuss the acquisition and conduct a question and answer session. The call will be available, live, by dialing 800-289-0720. For international callers, please dial +1 313-209-5140. The conference passcode number is 1238688. The call will be webcast live via the Company's investor website at https://investor.emcore.com. Please go to the site beforehand to register. A webcast will be available for replay following the conclusion of the call.

About EMCORE

EMCORE Corporation is a leading provider of advanced mixed-signal products that serve the aerospace & defense, communications, and sensing markets. Our best-in-class components and systems support a broad array of applications including navigation and inertial sensing, defense optoelectronics, broadband communications, optical sensing, and specialty chips for telecom and data center. We leverage industry-leading Quartz MEMS, Lithium Niobate, and Indium Phosphide chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its wafer fabrication facility in Alhambra, CA, and Quartz MEMS manufacturing facility in Concord, CA. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facility in Concord. For further information about EMCORE, please visit http://www.emcore.com.

About L3Harris Technologies

L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across space, air, land, sea and cyber domains. L3Harris has more than $17 billion in annual revenue and 47,000 employees, with customers in more than 100 countries. L3Harris.com.

Forward-looking statements:

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the anticipated benefits, including anticipated revenue, of EMCORE’s acquisition of the Space and Navigation business from L3Harris Technologies, market trends and the anticipated relationship with L3Harris Technologies following the transaction. These forward-looking statements are based on management's current expectations, estimates, forecasts, and projections about EMCORE and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements, including without limitation, the following: (a) uncertainties regarding the effects of the COVID-19 pandemic and the impact of measures intended to reduce its spread on our business and operations, which is evolving and beyond our control; (b) the rapidly evolving markets for the L3Harris Space and Navigation business and EMCORE's products and uncertainty regarding the development of these markets; (c) EMCORE's and the L3Harris Space and Navigation business’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (d) delays and other difficulties in commercializing new products; (e) the failure of new products: (I) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (f) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (g) actions by competitors; (h) acquisition-related risks, including that (I) the closing of the acquisition remains subject to certain conditions and obligations of the parties as set forth in the definitive acquisition agreement, which agreement is subject to termination prior to closing of the acquisition, (ii) the revenues and net operating results obtained from the L3Harris Space and Navigation business may not meet our expectations, (iii) the costs and cash expenditures for integration of the L3Harris Space and Navigation business operations may be higher than expected, (iv) there could be losses and liabilities arising from the acquisition of the L3Harris Space and Navigation business that we will not be able to recover from any source, and (v) we may not realize sufficient scale in our inertial navigation product line from the acquisition of the L3Harris Space and Navigation business and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives for this product line and (I) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as updated by our subsequent periodic reports. Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

EMCORE Corporation

Tom Minichiello

Chief Financial Officer

(626) 293-3400

investor@emcore.com